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                                                                   EXHIBIT 10.34


                             AMENDED AND RESTATED
                               AGREEMENT BETWEEN
                          EXCIMER VISION LEASING L.P.
                                      AND
                               BRITESMILE, INC.

          Agreement, dated February 28, 2001, between Excimer Vision Leasing L.P., a Delaware limited partnership ("EVL"), and BriteSmile, Inc., a Utah corporation ("Prime Lessee/Sublessor").

                             W I T N E S S E T H:
                             - - - - - - - - - -

          WHEREAS, EVL is in the business of acquiring equipment and leasing it on a triple net, operating basis to third parties; and

          WHEREAS, Prime Lessee/Sublessor is in the business of developing and leasing teeth whitening systems which it allows to be used by dental professionals and other qualified users to perform teeth whitening procedures; and

          WHEREAS, in order to permit Prime Lessee/Sublessor to expand its business without incurring the capital cost of purchasing its teeth whitening systems, and Prime Lessee/Sublessor entered into an Agreement, signed as of December 22, 2000 (the "Original Agreement"), pursuant to which EVL agreed to purchase 3,000 BriteSmile Systems and to make them available to Prime Lessee/Sublessor on the terms and conditions set forth therein; and

          WHEREAS, EVL and Prime Lessee/Sublessor wish to amend and restate the Original Agreement to amend and clarify certain provisions.

          NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be bound hereby, do hereby amend and restate the Original Agreement in its entirety to read as follows.

          1.   Definition. Capitalized terms not otherwise defined herein shall
               ----------
have their meanings as set forth in Section 15.

          2.   EVL's Purchase of BriteSmile Systems.
               ------------------------------------

               (a)  Purchase of Installed BriteSmile 3000 Systems. Effective as
                    ---------------------------------------------
of December 29, 2000, EVL will purchase from Prime Lessee/Sublessor, and Prime Lessee/Sublessor will sell to EVL, all of Prime Lessee/Sublessor's right, title and interest in and to those 1,245 BriteSmile 3000 Systems presently leased by Prime Lessee/Sublessor to its Associated Centers located in the United States, all of which Systems are described on the location listings set forth on
Schedule 2(a) hereto. Subject to Sections 2(b) and 2(c), the aggregate purchase price for all such 1,245 BriteSmile 3000 Systems shall be Five Million

Dollars ($5,000,000). The purchase price shall be inclusive of any sales or use tax imposed as a result of the sale described in this Section 2(a), and Prime Lessee/Sublessor shall pay, and indemnify EVL against, any such tax. Such purchase price shall be paid by EVL to Prime Lessee/Sublessor on December 29, 2000 by wire transfer to an account designated by Prime Lessee/Sublessor against delivery to EVL of bills of sale and other closing documentation acceptable to EVL as EVL shall request. Effective January 1, 2001, EVL shall lease such BriteSmile 3000 System purchased by it hereunder to Prime Lessee/Sublessor pursuant to the subsequent provisions of this Agreement.

               (b)  Purchase of Additional BriteSmile 3000 Systems. During
                    ----------------------------------------------
the Deployment Term, EVL will spend up to an additional $5,000,000 to purchase 755 BriteSmile Systems which, at Prime Lessee/Sublessor's option, can be either BriteSmile 3000 Systems or BriteSmile 4000 Systems. Such purchases of BriteSmile 3000 and 4000 Systems by EVL shall be made from Prime Lessee/Sublessor or from the manufacturer(s) thereof as EVL and Prime Lessee/Sublessor shall agree from time to time. Notwithstanding the foregoing, in no event shall the number of BriteSmile 3000 Systems purchased by EVL under Section 2(a) and this Section 2(b) exceed 2000. If the aggregate Purchase Price of such 755 BriteSmile Systems exceeds the $5,000,000 that EVL is committed to expend under this Section 2(b), Prime Lessee/Sublessor shall pay the difference at EVL's option either to EVL or to the manufacturer(s) of such Systems. Any such payment by Prime Lessee/Sublessor shall be deemed a reduction in the purchase price payable by EVL under Section 2(a) and Section 2(b), and BriteSmile shall obtain no right, title or interest in any BriteSmile System as a result of making any such payment. Prime Lessee/Sublessor and EVL will coordinate with each other in ordering and making payment for such Systems. EVL shall lease each System purchased by it under this Section 2(b) to Prime Lessee/Sublessor pursuant to the subsequent provisions of this Agreement.

               (c)  Purchase of BriteSmile 4000 Systems. In addition to its
                    -----------------------------------
purchase obligation under Section 2(b), during the Deployment Term, EVL will spend up to $5,000,000 to purchase one thousand (1,000) BriteSmile 4000 Systems from the manufacturer(s) thereof at the price such manufacturer(s) would otherwise charge Prime Lessee/Sublessor. If the aggregate Purchase Price of such 1,000 BriteSmile 4000 Systems exceeds the $5,000,000 that EVL is committed to expend under this Section 2(c), Prime Lessee/Sublessor shall pay the difference at EVL's option either to EVL or to the manufacturer(s) of such Systems. Any such payment by Prime Lessee/Sublessor shall be deemed a reduction in the purchase price payable by EVL under Section 2(a) and Section 2(c) and Prime Lessee/Sublessor shall obtain no right, title or interest in any BriteSmile System as a result of making any such payment. Prime Lessee/Sublessor and EVL will coordinate with each other in ordering and making payment for such Systems. EVL shall lease each BriteSmile 4000 System purchased by it hereunder to Prime Lessee/Sublessor pursuant to the subsequent provisions of this Agreement.

               (d)  Duration of EVL's Purchase Obligations. EVL shall have no
                    --------------------------------------
obligation to purchase any additional BriteSmile Systems under Sections 2(b) or 2(c), (i) after the expiration of the Deployment Term, as the Deployment Term may be extended by EVL pursuant to Section 2(e) below; (ii) at any time when Prime Lessee/Sublessor has Excess Undeployed Systems; (iii) at any time when an Event of Default has occurred and is continuing; and (iv) at any time when Prime Lessee/Sublessor has not paid any amounts required to be paid by it under
Section 2(b) or 2(c).

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               (e)  Extension of Deployment Term. EVL may, at its sole
                    ----------------------------
discretion, elect to extend the duration of the Deployment Term for up to an additional 18 months beyond the end of the 18/th/ month after the date hereof by giving written notice of such extension to Prime Lessee/Sublessor at least 30 days prior to the scheduled end of the Deployment Term, in which case the Deployment Term shall be automatically extended to the earlier (x) time specified in EVL's notice when the Deployment Term is to end, which time shall not be later than the end of the 36th month following the date hereof; (y) the satisfaction by EVL of its obligations under Section 2(b) and 2(c); and (z) the occurrence of an Event of Default hereunder.

               (f)  Clarification. For clarification, it is the intent of the
                    -------------
parties that EVL shall purchase at least 3000 BriteSmile Systems for an aggregate purchase price of $15,000,000. Such Systems may be such combination of BriteSmile 3000 and 4000 Systems as Prime Lessee/Sublessor may specify provided that no more than 2,000 such Systems may be BriteSmile 3000 Systems. In the event that the $10,000,000 that EVL is committed to spend under Sections 2(b) and 2(c) is not sufficient to provide for the purchase of the 1,755 Systems to be purchased thereunder, Prime Lessee/Sublessor shall either purchase the necessary additional Systems with its own funds and transfer them to EVL without consideration or Prime Lessee/Sublessor shall reimburse EVL for the amount in excess of $15,000,000 that EVL expends to acquire all 3000 Systems.

          3.   Lease by EVL of BriteSmile Systems to Prime Lessee/Sublessor;
               ------------------------------------------------------------
Lease Term.
----------

               (a)  Lease. EVL hereby leases to Prime Lessee/Sublessor and Prime
                    -----
Lessee/Sublessor hereby leases from EVL each BriteSmile System purchased by EVL hereunder (each such BriteSmile System being a "Leased System").

               (b)  Lease Term. Subject to Section 5, the Lease Term of each
                    ----------
Leased System which is a BriteSmile 3000 System purchased pursuant to Section 2(a) shall begin on January 1, 2001 and shall end five years after the first date during the Lease Term of such Leased System when Variable Rent is required to be paid with respect to such Leased System. Subject to Section 5, the Lease Term of each other Leased System shall begin on the date when EVL purchases such System pursuant to Section 2(b) or 2(c), and shall end five years after the first date during the Lease Term of such Leased System when Variable Rent is required to be paid with respect to such Leased System.

          4.   Rent.
               ----

               (a)  Elements of Rent. The Rent payable by Prime Lessee/Sublessor
                    ----------------
to EVL for each Leased System shall be comprised of Fixed Rent, Variable Rent and Other Charges.

               (b)  Fixed Rent. The aggregate Fixed Rent for each BriteSmile
                    ----------
System purchased pursuant to Section 2(a) shall be an amount per annum equal to $300,000 divided by the number of BriteSmile Systems purchased pursuant to
Section 2(a). The Aggregate Fixed Rent for each BriteSmile System purchased pursuant to Section 2(b) or 2(c) shall be such amount per annum as is necessary so that EVL receives a return of 6% per annum on the amount it has

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expended from time to time to purchase Systems under such Sections 2(b) and
2(c). Fixed Rent shall be payable with respect to each Leased System in equal monthly increments in arrears on the first day of each month; provided that the first payment of Fixed Rent with respect to each Leased System that is purchased by EVL pursuant to Section 2(b) or 2(c) shall include Fixed Rent for the period from the beginning of the Lease Term of such Leased System to the date of the first payment of Fixed Rent.

               (c)  Variable Rent. The Variable Rent for each Leased System
                    -------------
shall be based on the Key Cards delivered for use with respect to the Leased System. The Variable Rent shall be equal to $125 for each standard 5-Procedure Key Card that is delivered during the preceding month for use with such Leased System. An appropriate and proportionate adjustment to the amount of Variable Rent shall be made in the event that any Key Cards delivered enable more or less than 5 Procedures to be performed. Such payment of Variable Rent shall be made on the 40/th/ day following the end of the month in which delivery of such Key Cards occurred.

               (d)  Method of Payment. Fixed Rent and Variable Rent shall be
                    -----------------
payable on the date due by wire transfer, electronic direct deposit or such other method as EVL shall designate without any further notice at EVL's address set forth below or at such other place as EVL shall designate in writing. Rent shall be paid free and clear of all claims, demands or setoffs of any nature whatsoever.

               (e)  Net Lease, Taxes and Fees. EVL AND PRIME LESSEE/SUBLESSOR
                    -------------------------
ACKNOWLEDGE AND AGREE THAT THIS LEASE CONSTITUTES A NET LEASE AND THAT PRIME LESSEE/SUBLESSOR'S OBLIGATION TO PAY ALL RENT AND ALL OTHER AMOUNTS PAYABLE BY PRIME LESSEE/SUBLESSOR HEREUNDER SHALL BE ABSOLUTE AND UNCONDITIONAL AND SHALL NOT BE SUBJECT TO ANY ABATEMENT, REDUCTION, SET-OFF, DEFENSE, COUNTERCLAIM, INTERRUPTION, DEFERMENT OR RECOUPMENT FOR ANY REASON WHATSOEVER, AND THAT SUCH PAYMENTS SHALL BE AND CONTINUE TO BE PAYABLE BY PRIME LESSEE/SUBLESSOR IN ALL EVENTS. Prime Lessee/Sublessor shall pay when due or reimburse and indemnify and hold EVL harmless (on a net after-tax basis) from and against all taxes, fees or other charges (collectively, the "Other Charges") of any nature whatsoever now or hereafter imposed or assessed during the term hereof against EVL, Prime Lessee/Sublessor or the Leased System by any federal, state, county, or local governmental authority upon or with respect to the Leased System or upon the ordering, purchase, sale, ownership, delivery, leasing, possession, use, operation, return or other disposition thereof or upon the rents, receipts or earnings arising therefrom (including all sales taxes payable in connection with the purchase of the Leased System and excepting only federal, state and local taxes based on or measured by the net income of EVL which may be due and payable by EVL or any partner of EVL, in accordance with law). Prime Lessee/Sublessor will reimburse EVL for all such taxes paid by EVL, if EVL elects to pay any such taxes, within ten days of receipt of EVL's invoice therefor. Subject to payment (or other provision for payment acceptable to EVL) by Prime Lessee/Sublessor of any Other Charges due, Prime Lessee/Sublessor shall be permitted to contest, dispute, protest and file for refunds of any Other Charges, and EVL shall reasonably cooperate with any such contest, dispute, protest or application for refund.

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

          5.   Utilization of Leased Systems.
               -----------------------------

               (a)  Priority of Leased Systems During Deployment Term. During
                    -------------------------------------------------
the Deployment Term, all BriteSmile Systems which Prime Lessee/Sublessor provides to any Associated Centers in the United States shall be Leased Systems.

               (b)  Best Efforts. Prime Lessee/Sublessor shall use its best
                    ------------
efforts to ensure that all Leased Systems are installed in Installation Sites and are used throughout their respective Lease Terms so that the Variable Rent due with respect to each Leased System can achieve its maximum potential.

               (c)  Leased and Non-Leased Systems. If a Non-Leased System is
                    -----------------------------
installed at the same Installation Site as a Leased System, the Variable Rent due with respect to the Leased System will be based upon the aggregate number of Key Cards delivered to operate the Leased System and the Non-Leased System.

               (d)  Removal of Leased Systems. In the event that a Leased System
                    -------------------------
is removed from an Installation Site, Prime Lessee/Sublessor shall relocate such Leased System as promptly as possible to another Installation Site. Anything in
Section 3 to the contrary, the Lease Term of any Leased System that is removed from an Installation Site shall be automatically extended by the number of days during which such System is not installed at an Installation Site and during which the Variable Rent for such System is not calculated with respect to a Surrogate System; it being the intention of the parties that the Lease Term of each Leased System shall continue for a period or periods aggregating five years during which such System is installed in circumstances where Variable Rent can be generated.

               (e)  Surrogate Systems. In the event that a Leased System is
                    -----------------
removed from an Installation Site and is not restored to an Installation Site within 60 days, then EVL may designate any Non-Leased System installed in an Associated Center in the United States as a "Surrogate System," and all BriteSmile Procedures performed on such Surrogate System from and after the end of such 60-day period until the earlier of (x) the end of the Lease Term for the Leased System or (y) the date the Leased System is installed in another Installation Site shall be deemed to be BriteSmile Procedures for purposes of calculating the Variable Rent due on the Leased System. If a Surrogate System is subsequently removed from an Installation Site prior to the time that the applicable Leased System has been restored to an Installation Site, such removal shall be deemed another removal from operation of the applicable Leased System, and EVL may designate any Non-Leased System installed in an Associated Center in the United States as a new Surrogate System for purposes of calculating the Variable Rent on the applicable Leased System.

          6.   Exchange of Leased Systems. If the Variable Rent due with respect
               --------------------------
to any Leased System is less than $375 for any calendar quarter beginning with the fourth calendar quarter after the first calendar quarter when Variable Rent is due with respect to such Leased System, then EVL, at its option, may exchange ownership of such Leased System for any Non-Leased System owned by Prime Lessee/Sublessor that is then installed in an Associated Center in the United States. EVL shall make any such election within 20 days after the end of the calendar quarter to which it pertains by giving written notice thereof to Prime Lessee/Sublessor.

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

In the event such election is made, EVL will transfer title (free and clear of all incumbrances) to the Leased System to Prime Lessee/Sublessor and Prime Lessee/Sublessor shall transfer title to the Non-Leased System to EVL, and the Non-Leased System shall thereupon become a Leased System for purposes of this Agreement. Upon EVL's request, Prime Lessee/Sublessor shall provide EVL with any information that EVL may reasonably request in order to assess the present and future productivity of Non-Leased Systems for which EVL may wish to exchange a Leased System under this Section.

          7.   Use and Maintenance. Prime Lessee/Sublessor shall at its sole
               -------------------
expense at all times during the term hereof maintain the Leased Systems in good operating order, repair, condition and appearance in accordance with the operation and technical manuals provided by Prime Lessee/Sublessor to its Centers and Associated Centers. Prime Lessee/Sublessor shall protect the Leased Systems from deterioration, other than normal wear and tear. Prime Lessee/Sublessor shall not use the Leased Systems for any purpose other than that for which they were designed and shall not perform, or permit the performance of, any dental procedure or indication for which Prime Lessee/Sublessor shall not have received all necessary approvals or otherwise in violation of any policy or procedure imposed by Prime Lessee/Sublessor on its Centers and Associated Centers. Without the prior written consent of EVL, the Leased Systems shall be used by Prime Lessee/Sublessor only in the United States and only in the ordinary conduct of its business. Prime Lessee/Sublessor shall make all adjustments, repairs and replacements to the Leased Systems which are required in order to comply with Prime Lessee/Sublessor's operating manuals or which Prime Lessee/Sublessor otherwise makes to BriteSmile Systems owned by it and licensed to its Centers and Associated Centers and/or which are required in order to comply with applicable law. Any alteration, addition, improvement, adjustment, repairs or replacements to the Leased Systems shall without further action become the property of EVL, free and clear of any lien, charge or other encumbrance. Prime Lessee/Sublessor will not, without the prior written consent of EVL, affix or permit the affixation of the Leased Systems to any real property if, as a result thereof, the Leased Systems will become a fixture under applicable law. Prime Lessee/Sublessor acknowledges and agrees that EVL shall be entitled to file such financing statements as it deems appropriate to protect its interest in the Leased Systems and agrees to execute and deliver all financing statements and comparable documents reasonably requested by EVL for such purpose.

          8.   Installation, Delivery; Purchase Option and Return.
               --------------------------------------------------

               (a)  Installation and Delivery. Prime Lessee/Sublessor hereby
                    -------------------------
assumes the full expense of transportation of the Leased Systems which are purchased pursuant to Section 2(b) and 2(c) from the Manufacturer's Plant and in-transit insurance to any place where Prime Lessee/Sublessor elects to use or store such Leased Systems. Prime Lessee/Sublessor further assumes the full expense of installation of all Leased Systems.

               (b)  Purchase Option. Upon the termination of the Lease Term of
                    ---------------
each Leased System, Prime Lessee/Sublessor shall have the right, exercisable by written notice to EVL given at any time prior to 60 days following such expiration, to purchase the Leased System for its Appraised Value. In the event that this purchase option is not exercised, BriteSmile shall, from time to time at EVL's request, sell to EVL, for resale to the Associated Center where the Leased System is located, such Key Cards, Gels, Procedure Kits and other

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BriteSmile Materials as are necessary to perform a BriteSmile Procedure with the
Leased System. The price at which such item shall be sold by Prime Lessee/Sublessor to EVL will be 90% of the average price at which Prime Lessee/Sublessor was providing such items to the Associated Center during the 6-months prior to the end of the Lease Term of the Leased System.

               (c)  Return. Upon termination of this Lease, without Prime
                    ------
Lessee/Sublessor having exercised its purchase option in Section 8(b), Prime Lessee/Sublessor shall, pursuant to EVL's instructions and at Prime Lessee/Sublessor's expense (including, without limitation, expenses of transportation and in-transit insurance), return all Leased Systems to EVL, in the same operating order, repair, condition and appearance as when received (less normal wear and tear) at such address within the continental United States as directed by EVL.

          9.   Risk of Loss and Insurance.
               --------------------------

               (a)  Risk of Loss. Prime Lessee/Sublessor shall bear the entire
                    ------------
risk of loss, damage, theft, or destruction of the Leased Systems or any part thereof, from any and every cause whatsoever, which shall occur prior to the return of the Leased Systems in accordance with Section 8, and no such loss, damage, theft or destruction shall relieve Prime Lessee/Sublessor of its obligation to pay Rent or to comply with any other provision hereof. In the event of damage to any part of any Leased Systems, Prime Lessee/Sublessor shall immediately repair such Leased System at Prime Lessee/Sublessor's expense, and return the Leased System to its previous condition, unless irreparably damaged in EVL's judgment. If any Leased System is stolen, destroyed or irreparably damaged from any cause whatsoever (each an "Event of Loss"), Prime Lessee/Sublessor shall promptly notify EVL of the occurrence of such Event of Loss, and shall replace the Leased System with a duplicate Leased System in good condition and working order, and Prime Lessee/Sublessor shall transfer title to the replacement system to EVL, free and clear of all liens, claims and encumbrances, which system shall thereupon become a Leased System subject to this Agreement.

               (b)  Prime Lessee/Sublessor Insurance Requirements.
                    ---------------------------------------------

               (i)  Property Insurance. Prime Lessee/Sublessor will acquire and
                    ------------------
     maintain at all times prior to the return of the Leased Systems to EVL in accordance with Section 8, at Prime Lessee/Sublessor's sole expense, physical damage insurance providing "all risks" coverage, including flood and quake coverage, for all Leased Systems, with an insurance company selected by Prime Lessee/Sublessor, in an initial amount equal to the cost to EVL of the Leased Systems, which amount shall be adjusted from time to time, if necessary, to an amount that is no less than the then current replacement cost of the Leased Systems. The insurance policy will name EVL, and any Assignee or Secured Party as EVL may request, as an additional insured. In addition to the foregoing, Prime Lessee/Sublessor shall be solely responsible for all deductible amounts under the insurance policy and will pay over such amounts to EVL in the event of any claim under the insurance policy. As long as no Event of Default exists and no unreimbursed Event of Loss has occurred hereunder, EVL shall reimburse Prime Lessee/Sublessor, out of any property insurance proceeds for a Leased System received by EVL, at such time, and to the extent, that Prime

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     Lessee/Sublessor provides satisfactory evidence to EVL that the Leased
     System has been repaired and restored to acceptable operating order and condition or replaced as provided in this Agreement; provided that EVL shall have the right, but not the obligation, to offset any such amounts against any deductible amounts owed to EVL by Prime Lessee/Sublessor.

          (ii) Liability and Malpractice Insurance. Prime Lessee/Sublessor shall
               -----------------------------------
     at all times prior to the return of the Leased Systems to EVL in accordance with Section 8 carry and maintain, at Prime Lessee/Sublessor's expense, public liability insurance with coverage amounts no less than $5,000,000. Such insurance shall, to the extent permitted by applicable law, name EVL and, any Assignee or Secured Party as EVL may request, as additional insured. The insurance required by this Section 9 shall provide at least thirty days' prior written notice to EVL (and any Assignee and Secured Party) before any such insurance coverage lapses or is canceled or materially changed. Prime Lessee/Sublessor shall provide EVL evidence of insurance coverage at the commencement of this Agreement and annually thereafter.

     10.  Title and Assignment.
          --------------------

          (a)  Title Generally. Nothing herein shall give Prime Lessee/Sublessor
               ---------------
any right, title or interest in or to the Leased Systems except the limited possession and use rights specifically set forth herein. Prime Lessee/Sublessor shall cause the Leased Systems to be plainly, permanently and conspicuously marked, by stenciling or by metal tag or plate affixed thereto, indicating EVL's sole ownership interest in the Leased Systems. Prime Lessee/Sublessor shall hold the Leased Systems subject and subordinate to the rights of EVL, any Assignee and any Secured Party and Prime Lessee/Sublessor shall furnish EVL with such documentation as EVL shall reasonably request with respect thereto. Prime Lessee/Sublessor shall:

          (i) protect and defend EVL's title as well as the interest of any Assignee and any Secured Party against all persons claiming against or through Prime Lessee/Sublessor,

          (ii) at all times keep the Leased Systems free and clear from any legal process, liens or encumbrances whatsoever (except any placed thereon by EVL) and shall give EVL immediate written notice thereof,

          (iii) cooperate with EVL, each Assignee and each Secured Party in protecting and defending the title to the Leased Systems, including joining as a party in any judicial proceeding, and

          (iv) indemnify and hold EVL, each Assignee and each Secured Party harmless from and against all losses and expenses caused thereby.

          (b)    No Assignment by Prime Lessee/Sublessor. Without the prior
                 ---------------------------------------
written consent of EVL, Prime Lessee/Sublessor may not assign this Agreement or sublease or license the Leased Systems to any party other than (i) subleases to its Associated Centers in the ordinary course of Prime Lessee/Sublessor's business and pursuant to written agreements with

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Associated Centers which, if EVL so requests, expressly acknowledge, in a manner acceptable to EVL, EVL's ownership of such Leased Systems and (ii) an assignment of all Leased Systems to any wholly-owned subsidiary of Prime Lessee/Sublessor together with an assignment of all agreements with Associated Centers attributable to such Leased Systems.

               (c)   Assignment or Grant of Security Interest by EVL. Prime
                     -----------------------------------------------
Lessee/Sublessor confirms that EVL may sell and assign the Leased Systems and its rights and obligations under this Agreement to an assignee (the "Assignee") or grant a security interest in the Leased Systems and this Agreement to a security assignee (the "Secured Party"). Prime Lessee/Sublessor agrees it will cooperate with EVL to facilitate each such assignment, will execute and deliver, and authorizes EVL to execute and deliver financing statements and comparable documents required for such purpose. Notwithstanding the foregoing, without Prime Lessee/Sublessor's consent, no Assignee or Secured Party may be engaged directly or indirectly in the business of whitening teeth at the time that any assignment or the grant of any security interest occurs.

          11.  Concerning Defaults.
               -------------------

               (a)   General. EVL covenants to Prime Lessee/Sublessor that, so
                     -------
long as an Event of Default has not occurred hereunder, neither EVL nor any Assignee or Secured Party of EVL will disturb Prime Lessee/Sublessor's quiet and peaceful possession of the Leased Systems and Prime Lessee/Sublessor's use thereof for the purposes set forth herein. Whenever any payment (of Rent or otherwise) is not made when due from Prime Lessee/Sublessor hereunder, Prime Lessee/Sublessor shall pay interest on such amount at the lesser of 12% per annum or the maximum allowable rate of interest permitted by law, from the original due date to the date of payment.

               (b)   Events of Default. The occurrence of any one or more of the
                     -----------------
following events ("Events of Default") shall constitute a default hereunder:

               (i) default by Prime Lessee/Sublessor in the payment of any installment of Rent or other amount payable by Prime Lessee/Sublessor to EVL hereunder, as and when the same becomes due and payable and such default continues for a period of five days;

               (ii) default by Prime Lessee/Sublessor in the performance or observance of any other term or condition hereof or the inaccuracy in any material respect of any representation or warranty made by Prime Lessee/Sublessor herein or in any document or certificate furnished to EVL in connection herewith, which default or inaccuracy shall continue for a period of ten days after notice to Prime Lessee/Sublessor thereof;

               (iii) the making of an assignment by Prime Lessee/Sublessor for the benefit of its creditors or the admission by Prime Lessee/Sublessor in writing of its inability to pay its debts as they become due, or the insolvency of Prime Lessee/Sublessor, or the filing by Prime Lessee/Sublessor of a voluntary petition in bankruptcy, or the adjudication of Prime Lessee/Sublessor as a bankrupt, or the filing by Prime Lessee/Sublessor of any petition or answer seeking for itself any reorganization, arrangement, composition, readjustment, liquidation, dissolution, or similar relief under any present or future statute, law or regulation, or the filing of any answer by Prime Lessee/Sublessor admitting or the failure by Prime Lessee/Sublessor to deny, the material allegations of a petition filed against it for any such relief, or the seeking or consenting of Prime Lessee/Sublessor to, or acquiescence by Prime Lessee/Sublessor in, the appointment of any trustee, receiver or liquidator of Prime Lessee/Sublessor or of all or any substantial portion of the properties of Prime Lessee/Sublessor, or the inability of Prime Lessee/Sublessor to pay its debts when due, or the commission by Prime Lessee/Sublessor of any act of bankruptcy as defined in the Federal Bankruptcy Act, as amended; or

               (iv) the failure by Prime Lessee/Sublessor, within sixty days after the commencement of any proceeding against Prime Lessee/Sublessor seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation, that will cause Prime Lessee/Sublessor to default under the events stipulated above in
          Section 11(b), subsections (i), (ii), or (iii), to obtain dismissal of such proceeding or, within 60 days after the appointment, without the consent or acquiescence of Prime Lessee/Sublessor, of any trustee, receiver or liquidator of Prime Lessee/Sublessor or of all or any substantial part of the properties of Prime Lessee/Sublessor, to vacate such appointment.

               (c)   Further Remedies of EVL Upon an Event of Default. Upon the
                     ------------------------------------------------
occurrence of any one or more Events of Default, EVL, at its option, may exercise any and all rights, assert any and all claims and pursue any and all remedies to which EVL may be entitled by law and may

               (i)   terminate this Lease;

               (ii) proceed by appropriate court action to enforce performance by Prime Lessee/Sublessor of the applicable terms hereof and recover from Prime Lessee/Sublessor any and all damages and expenses, including attorneys' fees, which EVL shall have sustained by reason of Prime Lessee/Sublessor's default hereunder or on account of EVL's enforcement of its remedies hereunder; or

               (iii) retake immediate possession of the Leased Systems without process of law and, for such purpose, EVL may enter upon the premises where any Leased System may be located and may remove the same therefrom without notice and without being liable to Prime Lessee/Sublessor therefor.

               (d) Prime Lessee/Sublessor shall be liable to EVL for, and EVL may recover from Prime Lessee/Sublessor, the amount of all expenses of retaking, storing, repairing and transporting the Leased Systems, including attorneys' fees. The above remedies, to the extent permitted by law, shall be deemed cumulative and may be exercised successively or concurrently, any one of which EVL need not, in its discretion, exercise. Prime

Lessee/Sublessor shall reimburse EVL for all costs and expenses incurred in connection with the enforcement of any right or remedy hereunder, including attorneys' fees. Except as set forth in this Section and to the extent permitted by applicable law, Prime Lessee/Sublessor hereby waives any rights now or hereafter conferred by statute or otherwise which may require EVL to sell, lease or otherwise use the Leased Systems in mitigation of EVL's damage or which may otherwise limit or modify any of EVL's rights or remedies.

          12.  System Selection; Warranty Disclaimer; Indemnity.
               ------------------------------------------------

               (a)  System Selection. Prime Lessee/Sublessor acknowledges,
                    ----------------
represents and warrants that it has provided all of the technical and manufacturing specifications for the Leased Systems and expressly disclaims any reliance upon any statements made by EVL or any partner, employee or agent of EVL and waives any claim, and the right to assert any such claim in any legal proceeding, that Prime Lessee/Sublessor may have, or that may arise, against EVL, or any partner, employee or agent thereof, with respect to any such statements.

               (b)  Warranty Disclaimer. EVL has made no representation or
                    -------------------
warranty regarding the Leased System. PRIME LESSEE/SUBLESSOR ACKNOWLEDGES AND AGREES THAT EVL IS NOT THE MANUFACTURER OF THE LEASED SYSTEMS, THAT EVL LEASES THE LEASED SYSTEMS TO PRIME LESSEE/SUBLESSOR "AS IS" AND THAT EVL MAKES NO WARRANTY, EXPRESS OR IMPLIED, AS TO ANY MATTER WHATSOEVER INCLUDING, WITHOUT LIMITATION, THE DESIGN OR CONDITION OF THE LEASED SYSTEMS, THEIR MERCHANTABILITY OR FITNESS OR CAPACITY OR DURABILITY FOR ANY PARTICULAR PURPOSE, THE QUALITY OF THE MATERIAL OR THE WORKMANSHIP OF THE LEASED SYSTEM OR THAT THE LEASED SYSTEM, OR ANY PART OR COMPONENT THEREOF, OR PRIME LESSEE/SUBLESSOR'S USE THEREOF, DOES NOT INFRINGE THE PATENT, COPYRIGHT, TRADEMARK, TRADE SECRET OR OTHER INTELLECTUAL PROPERTY RIGHT OF ANY PERSON. EVL shall have no liability whatsoever for the selection, quality, condition, merchantability, suitability, fitness, operation or performance of the Leased Systems. Without limiting the generality of the foregoing, EVL shall not be liable to the Prime Lessee/Sublessor, or any officer, trustee, employee, agent or representative of Prime Lessee/Sublessor, or to any person with respect to whom a BriteSmile Procedure is performed, for any liabilities, claims, losses, damages (including incidental, consequential and punitive damages) or expenses of any kind or nature (including strict liability in tort) caused, directly or indirectly, by any Leased System, or any inadequacy thereof for any purpose, or any deficiency or defect therein, or installation or maintenance thereof, or any repairs, servicing or adjustments thereto; or any delay in providing or failure to provide any part thereof, or any interruption or loss of service or use thereof, or any loss of business, or any damage whatsoever and howsoever caused, it being understood and acknowledged that EVL has no obligation whatsoever with respect to the delivery, installation, maintenance, repairs, servicing or adjustments of the Leased System or any part thereof, or any replacement part thereto.

               (c)  Indemnity. Prime Lessee/Sublessor agrees to indemnify and
                    ---------
hold EVL, each Assignee and each Secured Party harmless from and against any and all claims, costs, expenses, damages and liabilities, including attorneys' fees and costs of defense and investigation, arising out of the selection, possession, leasing, renting, operation, control, use, maintenance, delivery, return or other disposition of the Leased Systems by any user thereof and any claim arising out of the intentional or negligent act or omission of Prime Lessee/Sublessor or any other person (excluding EVL, its agents, officers and directors).

          13.  Enforcement of Manufacturer's Product Warranty. Prime
               ----------------------------------------------
Lessee/Sublessor hereby acknowledges that EVL will have a concurrent right with Prime Lessee/Sublessor to pursue enforcement of any product warranties for repair, replacement or purchase price refund (the "Subject Warranties") provided by the manufacturer of the Leased Systems. To this end, Prime Lessee/Sublessor hereby appoints EVL as its nonexclusive agent for the sole purpose of pursuing the enforcement of the Subject Warranties on behalf of Prime Lessee/Sublessor. Prime Lessee/Sublessor acknowledges that EVL will have the full right, but not the obligation, to act to enforce any of the Subject Warranties. Prime Lessee/Sublessor also acknowledges and agrees that in the event that any Leased System manufacturer elects to refund the purchase price for the Leased System rather than repairing or replacing the Leased System, all of such proceeds shall be the property of EVL and shall be retained by EVL, if paid directly to EVL, or paid immediately to EVL by Prime Lessee/Sublessor, if paid to Prime Lessee/Sublessor.

          14.  Reports; Tax Certificates; Representations and Warranties of
               ------------------------------------------------------------
Prime Lessee/Sublessor.
----------------------

               (a)  Reports. At such times as EVL may reasonably request, Prime
                    -------
Lessee/Sublessor shall provide a written statement of the address of each Installation Site or other location where a Leased System is installed or stored. In addition, together with each payment of Variable Rent, Prime Lessee/Sublessor shall provide a written report to EVL, in a format reasonably acceptable to EVL and Prime Lessee/Sublessor, indicating the Key Card deliveries made with respect to each Leased System with respect to which Variable Rent is due. EVL shall have the right throughout the term of this Agreement, upon at least 30 days' written notice, at EVL's expense, to examine Prime Lessee/Sublessor's records and the Leased Systems, once per calendar year for purposes of confirming compliance with this Agreement.

               (b)  Resale Tax Certification. On or prior to December 29, 2000,
                    ------------------------
EVL and Prime Lessee/Sublessor shall each provide to the other a valid California Resale Tax Certificate. From time to time during the term hereof each party, at its expense, shall prepare and file or furnish to the other such other certificates and documents as may be reasonably requested in connection with payment, abatement, refund or exemption of or from Other Charges.

               (c)  Representations, Warranties and Covenants. Prime
                    -----------------------------------------
Lessee/Sublessor represents, warrants to and agrees with EVL as follows:

               (i) This Agreement has been duly authorized and has been validly executed and delivered by Prime Lessee/Sublessor and is a valid and binding Agreement of Prime Lessee/Sublessor.

               (ii) This Agreement does not violate or conflict with Prime Lessee/Sublessor's certificate of incorporation or by-laws or any law, rule or regulation or agreement to which it is subject and by which its assets are bound.

               (iii) Prime Lessee/Sublessor has with respect to those Systems that are to be sold pursuant to Section 2(a) and will have with respect to those Systems to be sold pursuant to Section 2(b) good and marketable title to all BriteSmile Systems sold and to be sold by Prime Lessee/Sublessor to EVL hereunder, free and clear of all liens, claims or encumbrances other than the limited rights of use granted by Prime Lessee/Sublessor to its Associated Center from time to time in the ordinary course of Prime Lessee/Sublessor's business.

               (iv) Without EVL's consent, Prime Lessee/Sublessor will not substantially alter the economic basis of its provision of BriteSmile Systems to Associated Centers from one based on charging for Key Cards to one based on charging for some other product or service.

          15.  Definitions.
               -----------

          "Appraised Value" means the fair market value of the applicable Leased System as reasonably agreed by EVL and Prime Lessee/Sublessor, or failing such agreement as reasonably determined by the independent certified public accounts of Prime Lessee/Sublessor.

          "Assignee" has the meaning specified in Section 10.

          "Associated Centers" means a dentist practicing general or cosmetic dentistry or orthodontics who provides teeth whitening services using BriteSmile Systems pursuant to an agreement with Prime Lessee/Sublessor (but excluding Centers).

          "BriteSmile Procedure" means teeth whitening procedures performed with a BriteSmile System.

          "BriteSmile System" means either a BriteSmile 3000 or BriteSmile 4000 System.

          "BriteSmile 3000 System" means Prime Lessee/Sublessor proprietary teeth whitening system known as the BriteSmile 3000 System.

          "BriteSmile 4000 System" means Prime Lessee/Sublessor's proprietary teeth whitening system which is expected to be introduced in or about March 2001 and is presently known as the BriteSmile 4000 System.

          "Centers" means a center or office which is primarily dedicated to the provision of teeth whitening services and procedures using BriteSmile Systems that are similar in operation to those Prime Lessee/Sublessor Centers now located, among other places, in Walnut Creek, LaJolla, Irvine, Palo Alto and Beverly Hills, California; Honolulu, Hawaii; Boston, Massachusetts and Atlanta.

          "Deployment Term" means the period beginning on the date hereof and ending on the earlier of (x) the satisfaction by EVL of its obligations under Sections 2(b) and 2(c); (y) the end of the 18/th/ month following the date hereof or if extended pursuant to Section 2(c), the date to which the Deployment Term is so extended and (z) the occurrence of an Event of Default hereunder.

          "Event of Default" has the meaning set forth in Section 11

          "Event of Loss" has the meaning set forth in Section 9.

          "Excess Undeployed Systems" means those BriteSmile Systems in excess of 50 which are Leased Systems and which are not installed and in operation at Installation Sites or subject to commitments between Prime Lessee/Sublessor and an Associated Center that requires them to be installed at Installation Sites.

          "Fixed Rent" has the meaning set forth in Section 4.

          "Installation Site" means an Associated Center location where a BriteSmile System is installed for the purpose of providing paid BriteSmile Procedures pursuant to an agreement with, or authority granted directly and indirectly from, Prime Lessee/Sublessor.

          "Key Card" means an electronic device distributed by Prime Lessee/Sublessor to Associated Centers to activate the BriteSmile Systems and/or any other method hereafter utilized by Prime Lessee/Sublessor to activate BriteSmile Systems.

          "Leased System" has the meaning set forth in Section 3.

          "Manufacturer's Plant" means the facility where BriteSmile Systems purchased by EVL pursuant to this Agreement are made available for delivery to EVL by the manufacturer thereof.

          "Non-Leased System" means any light activated teeth whitening system used by Prime Lessee/Sublessor in the conduct of its business other than a Leased System.

          "Other Charges" has the meaning set forth in Section 4.

          "Purchase Price" means the price payable to the manufacturer of BriteSmile Systems for delivery of such system to EVL (or to Prime Lessee/Sublessor at EVL's request) F.O.B. the Manufacturer's Plant.

          "Rent" has the meaning set forth in Section 4.

          "Secured Party" has the meaning set forth in Section 9.

          "Variable Rent" has the meaning set forth in Section 4.

          16.  Governing Law.  This Agreement shall be governed, construed and
               -------------
enforced for all purposes under and in accordance with the laws of the State of New York.

Prime Lessee/Sublessor acknowledges that this Agreement is a transaction which in the aggregate exceeds $1,000,000 and agrees that the United States District Court for the Southern District of New York and/or the Supreme Court of the State of New York, County of New York shall have exclusive jurisdiction for any legal or equitable claims arising out of or in connection with this lease. The parties further agree that each court shall have personal jurisdiction over the parties and venue shall be appropriate in each court.

          17.  Miscellaneous Provisions. EVL and Prime Lessee/Sublessor
               ------------------------
acknowledge that there are no agreements or understandings, written or oral, between EVL and Prime Lessee/Sublessor with respect to the Leased Systems, other than as set forth herein, and that this Agreement contains the entire agreement between EVL and Prime Lessee/Sublessor with respect thereto. This Agreement may not be altered, modified, terminated or discharged, except by a writing signed by the party against whom such alteration, modification, termination or discharge is sought. No omission or delay by EVL at any time to enforce any right or remedy reserved to it, or to require performance of any of the terms hereof by Prime Lessee/Sublessor, shall be a waiver of any such right or remedy to which EVL is entitled, nor shall it in any way affect the right of EVL to enforce such provisions thereafter. This Agreement shall be binding upon, and shall inure to the benefit of EVL, Prime Lessee/Sublessor and their respective successors, legal representatives and assigns. All agreements, representations and warranties of Prime Lessee/Sublessor contained in this Agreement or in any document delivered pursuant hereto or in connection herewith shall be for the benefit of EVL and any Assignee or Secured Party, as the case may be, and shall survive the execution, delivery, expiration or other termination of this Agreement. Any notice, request or other communication to either party by the other as provided for herein shall be given in writing and only shall be deemed received upon (i) the earlier of receipt or three days after mailing or sending if mailed, postage prepaid by regular mail, or sent, by means of an overnight air courier service, or (ii) upon verbal communication of receipt, if transmitted by facsimile, to EVL (to the attention of "Agreement Administrator") or Prime Lessee/Sublessor, as the case may be, at the address or facsimile number, as applicable, for such party set forth below or at such changed address as may be subsequently submitted by written notice of either party. In the event any one or more of the provisions of this Agreement shall for any reason be held invalid, illegal or unenforceable, the remaining provisions hereof shall be unimpaired, and the invalid, illegal or unenforceable provision shall be deemed replaced by a valid, legal and enforceable provision that comes closest to the intention of the parties underlying the invalid, illegal or unenforceable provision. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument.

          18.  Notice of Claim. Prime Lessee/Sublessor shall apprise EVL in
               ---------------
writing within 30 days of notice of the institution of any negligence claim made against Prime Lessee/Sublessor arising out of or in connection with its use of any Leased System.

                  REMAINDER OF PAGE INTENTIONALLY LEFT BLANK

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed on February 28, 2001 as of the 22/nd/ day of December, 2000.


                                    EXCIMER VISION LEASING L.P.


                                    By:  CAP America Limited, its General
                                         Partner



                                         By: /s/ Brian Delaney
                                             ---------------------------------
                                             Name:  Brian Delaney
                                             Title: Director


                                    Address:
                                    101 Ygnacio Valley Road, Suite 212
                                    Walnut Creek, CA 94596
                                    Telephone: 925-906-1900
                                    Facsimile: 925-906-1919


                                    BRITESMILE, INC.



                                    By /s/ Paul A. Boyer
                                       ---------------------------------------
                                       Name:  Paul A. Boyer
                                       Title: CFO


                                    Address:
                                    490 North Wiget Lane
                                    Walnut Creek, CA 94598
                                    Telephone: 925-941-6260
                                    Facsimile: 925-941-6266